Exhibit 99.1

AEGERION PHARMACEUTICALS ANNOUNCES

THIRD-QUARTER 2014 FINANCIAL RESULTS

- Company records $43.7 million in net product sales of JUXTAPID® -

- 2014 net product sales guidance revised to between $150 and $160 million -

- Company generates $8.7 million in cash flow from operations -

Cambridge, MA, October 30, 2014 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, announced its financial results and business highlights for the third-quarter of 2014.

Summary

•	Aegerion recorded $43.7 million in net product sales of JUXTAPID® (lomitapide) capsules in the third-quarter of 2014. 91% of net product sales in the third quarter were from the United States, representing growth of 18% over net product sales from the U.S. in the prior quarter.

•	Based upon results to date, the Company now expects to achieve between $150 million and $160 million of net product sales in 2014, revised from the previous expectation of the lower end of the $180 to $200 million range.

•	The Company now expects total operating expenses, excluding stock-based compensation, of between $135 and $145 million in 2014, revised from between $145 and $155 million.

•	The Company achieved positive cash flow from operations of $8.7 million during the quarter.

•	Non-GAAP net income, which excludes stock-based compensation, and the amortization of the discount on our convertible debt and deferred financing costs, was $3.5 million, or $0.12 per basic share in the third quarter.

•	As previously announced, Aegerion completed an upsized $325 million convertible debt offering during the third quarter on favorable terms, including a 2.0% coupon, five-year maturity and a conversion price of $41.175 per share. As part of the financing, the Company entered into certain derivative agreements that increased the effective conversion price of the notes to $53.375 per share.

“We continue to believe in the overall market potential of JUXTAPID. However, we are reducing our full year’s sales estimates at this time to reflect both higher patient dropout rates and lower U.S. prescription growth rates than previously anticipated following the commercial investments we made earlier this year,” said Marc D. Beer, Chief Executive Officer.

Mr. Beer continued, “In addition, while the foundation of our ex-US infrastructure has been built, we continue to face various geographic reimbursement challenges, such as in Sao Paolo, Brazil, and more lengthy reimbursement delays in countries such as Mexico, Canada and Taiwan than we anticipated. We believe, however, that having completed three quarters of our second year of launch, we now have sufficient accrued experience and insights to identify the impact of trends in a way that will improve forecasting and optimize our execution.

We intend to continue to drive the potential for future revenue growth by targeting what we continue to believe is a significant market in the treatment of adult HoFH.”

Financial Results

Net product sales for the third-quarter ended September 30, 2014 were $43.7 million, compared with $16.3 million in the third-quarter ended September 30, 2013. Net product sales for the nine months ended September 30, 2014 were $106.7 million, compared with $24.1 million for the nine months ended September 30, 2013. 91% of net product sales in the third quarter of 2014 were from prescriptions written for U.S. patients, while 9% came from ex-U.S. countries, primarily named patient sales in Brazil. The Company expects net product sales from named patient sales in ex-U.S. countries to fluctuate quarter-over-quarter, and those sales could in any quarter be a smaller or greater percentage of total net product sales than in the previously reported quarter.

For the third-quarter ended September 30, 2014, GAAP net loss was $5.9 million, or $0.20 per share, compared with a GAAP net loss of $12.5 million, or $0.43 per share, for the same period in 2013. For the nine months ended September 30, 2014, GAAP net loss was $31.3 million, or $1.07 per share, compared with a GAAP net loss of $49.5 million, or $1.72 per share, for the same period in 2013.

Aegerion’s non-GAAP operating results are GAAP operating results adjusted for the impact of stock-based compensation, and the amortization of debt discount and deferred financing costs. A full reconciliation of GAAP to non-GAAP financial results is included later in this press release.

For the third-quarter ended September 30, 2014, non-GAAP net income, which excludes stock-based compensation, and the amortization of debt discount and deferred financing costs, was $3.5 million, or $0.12 per basic share, compared with a non-GAAP net loss of $5.0 million, or $0.17 per basic share, for the same period in 2013. For the nine months ended September 30, 2014, non-GAAP net loss was $5.4 million, or $0.18 per share, compared with a non-GAAP net loss of $31.7 million, or $1.10 per share, for the same period in 2013.

Selling, general and administrative expenses were $31.4 million for the quarter ended September 30, 2014, compared to $18.8 million for the same period in 2013. Selling, general and administrative expenses were $95.5 million for the nine months ended September 30, 2014, compared to $48.9 million for the same period in 2013. The increase in selling, general and administrative expenses in the third-quarter and first nine months of 2014 over the comparable periods in 2013 was primarily related to the increased headcount in both selling and administrative functions as well as outside services required to support the commercial launch of JUXTAPID in the U.S., our global expansion and increased legal fees.

Research and development expenses were $10.4 million for the quarter ended September 30, 2014 compared to $7.9 million for the same period in 2013. Research and development expenses were $27.3 million for the nine months ended September 30, 2014, compared to $21.3 million for the same period in 2013. The increase in research and development expenses for the third quarter and first nine months of 2014 over the comparable periods in 2013 was primarily related to employee costs associated with increased headcount in the Company’s medical affairs and international regulatory activities; outside services required to support pharmacovigilance and manufacturing process development activities in the U.S.; clinical trial costs; and outside contract manufacturing process development activities associated with regulatory requirements in Brazil.

Cash, cash equivalents and marketable securities totaled $367.6 million as of September 30, 2014, compared to $126.2 million as of December 31, 2013.

2014 and 2015 Financial Guidance

Aegerion stated the following financial guidance:

•	Aegerion now expects full-year JUXTAPID net product sales to be between $150 and $160 million, revised from the previous expectation of the lower end of the range of between $180 and $200 million.

•	Aegerion now expects total operating expenses, excluding stock-based compensation, of between $135 and $145 million for FY 2014. The Company expects GAAP operating expenses in 2014, including stock-based compensation, to be between $165 and $175 million.

•	Aegerion expects 2015 revenue growth of between 30% and 40% over 2014 projected revenue, taking into account forecasted prescription rates, drop-out rates, conversion trends, and the potential slowing impact on new patients starts following the anticipated launch of the PCSK-9 class of drugs in mid-2015, an impact Aegerion believes will ultimately be offset, in whole or part, through the identification of more HoFH patients as a result of the greater disease awareness likely to follow introduction of PCSK-9 inhibitors.

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Thursday, October 30 at 5:00 p.m. EDT. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (international callers dial (760) 298-5082). In addition, the presentation will be webcast live, and may be accessed for up to 30 days following the call, by visiting the “Investors” section of Aegerion’s website, www.aegerion.com. An accompanying slide presentation also can be accessed via the “Investors” section of the Aegerion website.

About Aegerion Pharmaceuticals

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases. For more information about the company, please visit www.aegerion.com.

Non-GAAP Results

These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding its financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the company’s business and to evaluate its performance. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations as to future financial results, including net product sales, revenue growth, operating expenses, and cash flow; the market opportunity for lomitapide; our understanding of and ability to forecast commercial trends; our ability to optimize commercial execution; and expectations with respect to named patient sales outside the U.S. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other factors: the risk that market acceptance of lomitapide in the U.S. may not continue at the levels we expect and may be lower outside the U.S. than we expect; the risk that the conversion of prescriptions for lomitapide into patients on therapy may be lower than we expect or that the drop-out rate may be higher than we expect; the risk that the actual number of patients with HoFH may be lower than our estimates; the risk that the restrictions imposed by the regulatory authorities or the side effect profile or the impact of PCSK-9 inhibitors and other competitive products may limit the potential of lomitapide; the risk that private or government payers may impose restrictions that hinder reimbursement; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect, or that orders for named patient sales may continue to be delayed, including as a result of government investigations or other actions, economic pressures or political unrest; the risk that we do not obtain requisite pricing and reimbursement approvals in the key countries of the EU and in other countries outside the U.S. where lomitapide is approved on a timely basis or at acceptable levels and without significant limitations; the risk that regulatory authorities in new markets may not be satisfied with the efficacy or safety profile of lomitapide or our proposed risk management plan, and may not approve lomitapide on a timely basis, or at all or that regulatory authorities may impose significant restrictions on approval; the risk that the ongoing government investigations of our activities, or the outcome of any such investigation, may negatively impact our future business or results of operations; the risk that technical hurdles or regulatory authorities may delay progress on our clinical development or initiation of future clinical trials; the risk of unexpected results in use of our commercial product or during our additional nonclinical or clinical development work with lomitapide; the risk of unexpected manufacturing issues affecting future supply; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; and the other risks inherent in commercialization, drug development and the regulatory approval process.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on August 8, 2014, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Manager, Investor Relations & Public Relations

(857) 242-5024

amurphy@aegerion.com

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In 000s, except per share amounts)	2014	2013	2014	2013
Net product sales	$43,674	$16,330	$106,661	$24,051
Cost of product sales	3,783	1,750	10,605	2,660
Operating expenses:
Selling, general and administrative	31,438	18,843	95,545	48,912
Research and development	10,438	7,892	27,284	21,285
Restructuring costs	2	1	4	3

Total operating expenses	41,878	26,736	122,833	70,200

Loss from operations	(1,987)	(12,156)	(26,777)	(48,809)
Interest expense, net	(3,175)	(100)	(3,316)	(363)
Other expense, net	(511)	(47)	(649)	(170)

Net loss before provision for income taxes	(5,673)	(12,303)	(30,742)	(49,342)
Provision for income taxes	(198)	(164)	(527)	(164)

Net loss	$(5,871)	$(12,467)	$(31,269)	$(49,506)

Net loss per common share - basic and diluted	$(0.20)	$(0.43)	$(1.07)	$(1.72)

Weighted-average shares outstanding - basic and diluted	28,973	29,051	29,291	28,744

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets Information

(unaudited)

(In 000s)	September 30, 2014	December 31, 2013
Cash, cash equivalents and marketable securities	$367,598	$126,231
Accounts receivable	14,225	7,572
Inventories	10,299	1,640
Prepaid expenses and other current assets	5,017	5,071
Property and equipment, net	4,364	1,654
Other assets	5,533	164

Total assets	$407,036	$142,332

Accounts payable and accrued liabilities	$28,500	$21,266
Current portion of long-term debt	3,517	3,578
Convertible 2.0% senior notes, net	210,343	—
Long-term debt, net of current portion	1,389	4,011
Other noncurrent liabilities	1,778	445

Total liabilities	245,527	29,300
Total stockholders’ equity	161,509	113,032

Total liabilities and stockholders’ equity	$407,036	$142,332

Aegerion Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In 000s, except per share amounts)	2014	2013	2014	2013
Net loss reconciliation:
GAAP net loss	$(5,871)	$(12,467)	$(31,269)	$(49,506)
Stock based compensation	7,036	7,405	23,525	17,755
Amortization of debt discount & deferred financing fees	2,326	24	2,362	78

Non-GAAP net income (loss)	$3,491	$(5,038)	$(5,382)	$(31,673)

GAAP net loss per common share - basic and diluted	$(0.20)	$(0.43)	$(1.07)	$(1.72)

Non-GAAP earnings/(loss) per common share - basic	$0.12	$(0.17)	$(0.18)	$(1.10)

GAAP and Non-GAAP weighted-average shares outstanding - basic	28,973	29,051	29,291	28,744

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$31,438	$18,843	$95,545	$48,912
Stock based compensation	(5,727)	(4,996)	(19,658)	(11,833)

Non-GAAP selling, general and administrative	$25,711	$13,847	$75,887	$37,079

Research and development reconciliation:
GAAP research and development	$10,438	$7,892	$27,284	$21,285
Stock based compensation	(1,309)	(2,409)	(3,867)	(5,922)

Non-GAAP research and development	$9,129	$5,483	$23,417	$15,363

Interest expense, net reconciliation:
GAAP interest expense, net	$(3,175)	$(100)	$(3,316)	$(363)
Amortization of debt discount & deferred financing fees	2,326	24	2,362	78

Non-GAAP interest expense, net	$(849)	$(76)	$(954)	$(285)